Exhibit 99.4.2

EXHIBIT 4.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 1 to Registration Statement No.  333-220028 on Form S-6 of our report dated September 28, 2017, relating to the statement of financial condition, including the portfolio of investments, of Morgan Stanley Portfolios, Series 15 comprising Contrarian Candidates Portfolio, Series 4 appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading “Experts” in the Prospectus, which is part of such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

New York, New York
September 28, 2017